Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.

Ron Santilli

Chief Financial Officer

415-657-5500

Investor Relations

John Mills or Tom Ryan

Integrated Corporate Relations, Inc.

310-395-2215

jmills@icrinc.com

CUTERA REPORTS THIRD QUARTER 2004 RESULTS

•    Company achieves record revenue and raises earnings guidance for 2004

•    Third Quarter Gross Margin remains strong at 73%

•    Third Quarter Cash generated by Operations reaches $2.8 Million

•    Nine Month Revenue Increases 37% to $36.5 Million

Brisbane, California, November 3, 2004 – Cutera, Inc. (Nasdaq: CUTR), a leading manufacturer of laser and other light-based aesthetic systems, today reported financial results for the third quarter and nine-month period ending September 30, 2004.

Third quarter revenue was $12.7 million, compared to $11.0 million recorded in the same period last year. Net income for the third quarter was $877,000, or $0.07 per diluted share, compared to a net income of $1.1 million reported in the third quarter of 2003. Included in the third quarter 2004 results is $356,000 of pre-tax, non-cash, stock-based compensation charges, compared to charges of $538,000 in the third quarter of 2003.

The Company’s revenue for the nine-month period ended September 30, 2004 was $36.5 million, a 37% increase from $26.6 million recorded in the same period last year. Net income for the nine-month period was $1.7 million, or $0.14 per diluted share, compared to net income of $1.7 million reported in the same period last year. Included in the results for the nine-month period ended September 30, 2004 was $1.1 million of pre-tax, non-cash, stock-based compensation charges, compared to charges of $1.0 million in the same period last year.

“Our third quarter results exceeded our expectations, and demonstrate Cutera’s continued strong operational performance,” said Kevin Connors, President and Chief Executive Officer. “Revenue reached record levels as we continued to expand our global sales channels and develop innovative aesthetic products. We maintained our strong gross margin and continued to invest in research and development and marketing as we position our Company to become the leader in light-based aesthetic systems.”

Management believes fourth quarter revenue will be approximately $14.5 million with corresponding earnings per diluted share of $0.08. This implies full year 2004 revenue of $51.0 million and earnings per diluted share of $0.22, an increase from last quarter’s guidance of $0.16 to $0.19.

Conference Call

Cutera, Inc. will host a conference call today, November 3, 2004, at 2:00 p.m. Pacific (5:00 p.m. Eastern) to discuss its third quarter and nine month results. The earnings call will be broadcast live over the internet hosted at the Investor Relations section of the company’s website at http://www.cutera.com and will be archived online within one hour of the completion of the conference call. In addition, you may call 888-694-4728. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Chief Financial Officer.

A telephonic playback will be available from 3:00 p.m. PST on November 3 through 11:59 p.m. PST on November 17, 2004 by calling 877-519-4471. To access this playback, please enter pass code 5260589.

About Cutera, Inc.

CuteraTM designs, develops, manufactures and markets the CoolGlide® family of products for use in laser and other light-based aesthetic applications. The original CoolGlide CVTM provides permanent hair reduction on all skin types. The second generation CoolGlide Excel® incorporated features that added the capability to treat a variety of vascular lesions, which include facial telangiectasia, spider and reticular leg veins. The CoolGlide VantageTM added non-ablative skin therapy to the range of applications offered by the system. The CoolGlide XeoTM added the capability to treat pigmented lesions. The new Xeo SATM offers a platform for next-generation pulsed light treatment, with an upgrade path to the CoolGlide Xeo.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera’s financial results for the third quarter of 2004, as well as its expectations regarding financial results for the fourth quarter of 2004 and for the 2004 fiscal year, are forward looking statements within the meaning of the Safe Harbor. Forward-Looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera’s actual results to differ materially from the statements contained herein. Cutera’s third quarter financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Estimates of fourth quarter and year-end financial results are subject to a number of assumptions regarding the future operation of our business. Further information on potential risk factors that could affect Cutera’s business and its financial results are detailed in its 10-Q as filed with the Securities and Exchange Commission on August 12, 2004. Undue reliance should not be placed on forward–looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

— Financial Tables Follow —

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CUTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$55,911	$10,290
Restricted cash	—	250
Short-term investments	6,051	—
Accounts receivable, net	6,323	7,597
Inventory	3,109	2,239
Current portion of deferred tax asset	2,469	1,699
Other current assets	913	879

Total current assets	74,776	22,954

Property and equipment, net	943	734
Intangibles, net	412	453
Deferred tax asset, net of current portion	46	57

Total assets	$76,177	$24,198

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Liabilities:
Accounts payable	$1,931	$1,915
Accrued liabilities	6,976	5,709
Deferred revenue	1,447	1,125

Total current liabilities	10,354	8,749

Deferred rent	536	—

Deferred revenue, net of current portion	594	202

Total liabilities	11,484	8,951

Redeemable convertible preferred stock	—	7,372

Stockholders’ equity:
Common stock	11	2
Additional paid-in capital	61,444	7,579
Deferred stock-based compensation	(2,630)	(3,888)
Retained earnings	5,872	4,182
Other comprehensive loss	(4)	—

Total stockholders’ equity	64,693	7,875

Total liabilities and stockholders’ equity	$76,177	$24,198

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months Ended September 30,		Nine months Ended September 30,
	2004	2003	2004	2003
Net revenue	$12,703	$11,025	$36,548	$26,639
Cost of revenue(1)	3,408	3,613	10,454	8,606

Gross profit	9,295	7,412	26,094	18,033

Operating expenses:
Sales and marketing	4,677	3,573	13,578	9,110
Research and development	979	740	2,985	2,175
General and administrative	2,171	809	6,151	3,070
Amortization of deferred stock compensation(1)	317	437	954	810

Total operating expenses	8,144	5,559	23,668	15,165

Income from operations	1,151	1,853	2,426	2,868
Interest and other income (expense), net	198	(2)	255	28

Income before income taxes	1,349	1,851	2,681	2,896
Provision for income taxes	(472)	(754)	(991)	(1,175)

Net income	$877	$1,097	$1,690	$1,721

Net income available to common shareholders used in basic earnings per share	$877	$345	$1,394	$529

Net income per share
Basic	$0.08	$0.16	$0.18	$0.26

Diluted	$0.07	$0.12	$0.14	$0.19

Weighted-average number of shares used in per share calculations:
Basic	10,729	2,145	7,863	2,073

Diluted	13,085	8,862	11,922	8,924

(1) Amortization of deferred stock compensation related to:
Cost of revenue	$39	$101	$129	$189

Operating expenses:
Sales and marketing	63	159	211	233
Research and development	105	112	309	257
General and administrative	149	166	434	320

	317	437	954	810

Total deferred stock compensation expense	$356	$538	$1,083	$999

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2004	2003
Cash flows from operating activities:

Net income	$1,690	$1,721
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	380	335
Allowance for doubtful accounts	102	303
Stock based compensation	1,083	999
Reserve for excess and obsolete inventory	95	126
Change in deferred tax asset	(759)	—
Tax benefit related to employee stock options	182	—
Loss on disposal of assets	104	—
Changes in assets and liabilities:
Accounts receivable	1,172	(3,668)
Inventory	(965)	(661)
Other current assets	(34)	(29)
Accounts payable	16	633
Accrued liabilities	985	589
Deferred rent	536	—
Deferred revenue	714	717

Net cash provided by operating activities	5,301	1,065

Cash flows used in investing activities:
Acquisition of property and equipment	(652)	(384)
Purchase of short-term investments	(6,055)
Change in restricted cash	250	(190)

Net cash used in investing activities	(6,457)	(574)

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	441	85
Proceeds from issuance of common stock, net	46,336

Net cash provided by financing activities	46,777	85

Net increase in cash and cash equivalents	45,621	576
Cash and cash equivalents at beginning of period	10,290	8,276

Cash and cash equivalents at end of period	$55,911	$8,852

Supplemental disclosure of cash flow information:
Conversion of preferred stock to common stock	$7,372	$—
Deferred stock-based compensation	$175	$3,429
Cash paid for taxes	$1,833	$1,300